Exhibit 10.3

AMENDMENT NO. 2 TO PURCHASE AGREEMENT

          THIS AMENDMENT NO. 2 TO PURCHASE AGREEMENT (the “Amendment”) is made as of the 21st day of September, 2005, by and between Circle Pines Mainstreet II, LLC, a Minnesota limited liability company (“Seller”), and Northern Technologies International Corporation, a Minnesota corporation (“Buyer”).

RECITALS:

          WHEREAS, Buyer and Seller entered into a certain Purchase Agreement with an Effective Date of June 24, 2005 as amended by Amendment No. 1 to Purchase Agreement dated August 21, 2005, (the “Original Purchase Agreement”) providing for the purchase and sale of certain property located at 22 Village Parkway, Circle Pines, Minnesota (the “Property”);

          WHEREAS, Amendment No. 1 to Purchase Agreement revised the legal description of the Property based upon the Preliminary Plat of Village at Circle Pines Fourth Addition, a copy of which is attached hereto as Exhibit A; and

          WHEREAS, the parties wish to extend the Title and Survey Review Period, the Inspection Period and the Contingency Date all as defined in the Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

•

Interpretation.  The Original Purchase Agreement is hereby modified and supplemented.  Wherever there exists a conflict between this Amendment and the Original Purchase Agreement, the provisions of this Amendment shall control.  Except as otherwise indicated, capitalized terms used herein shall be defined in the manner set forth in the Original Purchase Agreement.  Except as modified and supplemented herein, the Original Purchase Agreement is in full force and effect.  From and after the date hereof, the term “Purchase Agreement” shall mean the Original Purchase Agreement as amended hereby.

•	Extension. The Title and Survey Review Period, the Inspection Period and the Contingency Date as set forth in the Original Purchase Agreement shall be extended to expire on December 31, 2005.
•

Offer and Acceptance by Facsimile Transmission.  This Amendment may be executed using counterpart signature pages executed separately which, when assembled together, shall constitute a single, integrated agreement.  The parties agree that a facsimile transmission of a counterpart signature page to this Amendment executed by the transmitting party shall have the same force and effect as delivery of an originally signed counterpart signature page of this Amendment and shall be binding upon the transmitting party.  For the purposes of this paragraph, a transmittal by facsimile to Seller shall be to the following facsimile number:  612-371-3207 (Attention: Laura L. Krenz), and to Buyer at (612) 607-7100 (Attention: Elizabeth Sheehan).

SELLER:

Circle Pines Mainstreet II, LLC

By:	/s/ William H. Beard

Its:	President

BUYER:

Northern Technologies International Corporation

By:	/s/ Matthew C. Wolsfeld

Its:	Chief Financial Officer

2